Exhibit 5.1

PATRICK A. BURROW

Executive Vice President,

General Counsel and Secretary

September 13, 2019

Simmons First National Corporation

601 E. 3rd Street, 12th Floor

Little Rock, Arkansas 72201

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Simmons First National Corporation, an Arkansas corporation (the “Company” or “Simmons”), and have acted as counsel to the Company in connection with the Company’s Registration Statement on Form S-4 (File No. 333-233559) (as amended to the date hereof, the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers an aggregate of 17,350,000 shares of the Company’s Class A common stock, par value $0.01 per share, and 767 shares of Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”, and collectively, the “Shares”), to be issued in connection with the proposed merger of The Landrum Company, a Missouri corporation (“Landrum”), with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of July 30, 2019 (as amended from time to time, the “Agreement”), by and between the Company and Landrum.

In connection with this opinion I, or attorneys under my supervision, have examined the Agreement, the Company’s Restated Articles of Incorporation and By-Laws, as amended, each as amended as of the date hereof, the Registration Statement (including the proxy statement/prospectus comprising a part thereof) and the corporate proceedings taken by the Company relating to the filing of the Registration Statement and the transactions contemplated thereby. I, or attorneys under my supervision, have also examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records, instruments and other relevant materials as I deemed advisable and have made such examination of statutes and decisions and reviewed such questions of law as I have considered necessary or appropriate. As to facts material to this opinion letter, I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources I believed to be responsible, without any independent verification thereof.

In my examination, I have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to me as originals; (d) the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records I have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments that I, or attorneys under my supervision, have reviewed.

I have also assumed that, prior to the issuance of any of the Shares, (a) the Registration Statement will have become effective under the Securities Act, (b) to the extent required under the laws of Missouri, the shareholders of Landrum will have approved the Agreement, including the transactions contemplated by the Agreement, (c) the transactions contemplated by the Agreement will have been consummated in accordance with the Agreement, and (d) the Series D Preferred Stock will be duly approved by the Simmons Board of Directors and the Series D Preferred Stock Certificate of Designations will be filed with the Arkansas Secretary of State and incorporated in the Simmons Articles of Incorporation.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, I am of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act, the Shares, when duly issued in accordance with the Agreement, will be validly issued, fully paid and non-assessable.

I am a member of the bar of the State of Arkansas. In rendering the foregoing opinions, I express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Arkansas.

I am furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. The opinions set forth herein are given as of the date hereof, and I undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if I become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. I also hereby consent to the reference to my name under the heading “Legal Matters” in the proxy statement/prospectus constituting part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act.

   Very truly yours,

   /s/ Patrick A. Burrow

   Patrick A. Burrow

   Executive Vice President,

   General Counsel and Secretary